Exhibit 10.41

ROYALTY DEFERMENT AND OPTION AGREEMENT

This Royalty Deferment and Option Agreement (the “Agreement”) entered into this 11th day of October, 2011, but effective as of February 9, 2011, by and between Armstrong Coal Company, Inc. (“Armstrong”), Western Diamond LLC (“WD”) and Western Land Company, LLC (“WLC”) (Armstrong, together with WD and WLC, collectively referred to herein as the “Armstrong Entities”), and Western Mineral Development, LLC (“WMD”) and Ceralvo Holdings, LLC (“Ceralvo,” and together with WMD, the “ARP Entities”) (collectively, the “Parties”).

RECITALS

WHEREAS, with respect to each of the coal properties identified on Exhibit A attached hereto (the “Subject Assets”), WMD, WLC and/or WD own an undivided joint interest in the fee and/or leasehold estate associated with each of the coal reserves and other real property that comprise the Subject Assets; and

WHEREAS, WLC, WD and the ARP Entities have entered into certain coal mining leases and subleases with Armstrong dated February 9, 2011 (the “Existing Leases”), pursuant to which Armstrong has leased, inter alia, the Subject Assets and other real property, and in exchange for which Armstrong has agreed to pay a production royalty in the amount of seven percent (7%) of the sales price received by Armstrong (the “Production Royalty”), to the lessors upon the terms and conditions set forth therein; and

WHEREAS, the Parties are each subject to certain restrictions and covenants pursuant to that certain Credit Agreement with PNC Bank, N.A., among others, dated February 9, 2011 (the “Credit Agreement”), including certain restrictions on distributions by WMD’s indirect parent, Armstrong Resource Partners, L.P., to its limited partners; and

WHEREAS, WMD desires to grant to Armstrong the option to defer payment of the ARP Entities’ share of the Production Royalty until the later of such time as the aforementioned restrictions on distributions by Armstrong Resource Partners, L.P. to its limited partners have been eliminated or WMD has acquired 100% of the Subject Assets, and in exchange for the foregoing, the Armstrong Entities desire to grant to WMD the option to acquire an additional joint interest in the Subject Assets, subject to the exclusions set forth herein, by satisfying payment of the deferred portion of the Production Royalty by engaging in a sale and leaseback transaction upon the terms set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Option to Defer Production Royalty. The parties hereby agree that each calendar year, Armstrong shall have the option to elect to defer payment (in whole or in part) of the ARP Entities’ share of the Production Royalty until the following year (the “Deferment Option”), including any amounts previously deferred by Armstrong hereunder. Armstrong shall provide notice to the ARP Entities of its intent to exercise the Deferment Option each year at least thirty (30) days prior to the commencement of the calendar year for which the option is being exercised and the amount of the Production Royalty being deferred. Notwithstanding anything to the contrary, the Parties agree that Armstrong shall have been deemed to have exercised the Deferment Option with respect to the entirety of the Production Royalty for the current year. In the event that Armstrong does not exercise the Deferment Option for a given year, than any amounts previously deferred shall be paid to the ARP Entities no later than April 1 of such year, and all other amounts owed to the ARP Entities shall be paid promptly when due thereafter.

2. Term of Deferment Option. Armstrong’s Deferment Option shall continue from year-to-year until the later of: (a) the amendment or termination of the Credit Facility insofar as it prohibits or restricts distributions by Armstrong Resource Partners, L.P. to its limited partners as set forth above; or (b) WMD has acquired sole ownership of the Subject Assets.

3. Option to Acquire Additional Interest in Subject Assets. In the event that Armstrong exercises the Deferment Option in any year pursuant to the terms of Paragraph 1 herein, then WMD shall have the option to acquire an additional interest in the Subject Assets, subject to the exclusions set forth in Paragraph 4, in complete satisfaction of the amounts deferred by Armstrong pursuant to the sale and leaseback transaction described below (the “Sale/Leaseback Option”) at the conclusion of the calendar year for which such amounts were deferred. WMD shall provide notice to the Armstrong Entities of its intent to exercise the Sale/Leaseback Option each year at least one hundred twenty (120) days after receipt of notice from Armstrong pursuant to Paragraph 1. In the event WMD does not exercise the Sale/Leaseback Option in a given year, then the amounts otherwise due shall remain subject to subsequent deferment by Armstrong pursuant to the provisions of Paragraph 1.

4. Exclusion of Ancillary Portions of Subject Assets. The Parties agree that the Subject Assets subject to the Sale/Leaseback shall not include any portion of the mineral reserves, mining rights, surface property or other real property associated with Armstrong’s Parkway Mine. The Parties further acknowledge that the partial undivided in those surface properties previously conveyed to WMD associated with the Parkway Mine do not generate any royalty payments to WMD, and accordingly WMD agrees, in further consideration for the rights granted herein, to quitclaim those properties to WLC and WD, and WMD hereby waives any rights of first refusal it may have under the Credit and Collateral Support Fee, Indemnification and Right of First Refusal Agreement dated February 9, 2011, insofar as the parcels excluded herein are transferred to the Survant Joint Venture as such term is defined in the Credit Agreement.

5. Sale and Leaseback of Subject Assets. In the event WMD exercises the Sale/Leaseback Option for a given year, then WD and WLC shall sell an additional undivided joint interest in the Subject Assets to WMD, and such interest shall be equal to a fraction, the numerator of which shall be equal to the amount of the Production Royalty deferred by Armstrong up to and including the year for which the Sale/Leaseback Option is being exercised (the “Purchase Price”), and the denominator of which is a dollar amount the parties agree represents the aggregate fair market value of the Subject Assets (the “Purchased Interest”).

Armstrong and WMD shall amend the Existing Leases to reflect the acquisition of the Purchased Interest by WMD.

6. Closing. The Parties hereby agree that the closing of the transactions contemplated hereby (the “Closing”) shall take place on or before ninety (90) days after the end of year for which the Deferment Option has been exercised (the “Closing Date”), or at such date as the Parties shall mutually agree. The Closing shall not occur unless and until the representations and warranties of the Parties are true and correct in all material respects as of the Closing Date.

7. Representations of the Armstrong Entities. Each of the Armstrong Entities represents and warrants as of the date hereof and the Closing Date, as follows:

(a)	The entity is an entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)	The entity has all power and authority to enter into the Agreement and any ancillary documents contemplated herein, and the Agreement and the transactions contemplated herein have been approved by all requisite action by its directors, members or managers, as applicable.

(c)	The Agreement constitutes a legal, valid and binding obligation of the entity, enforceable against the entity in accordance with its terms.

(d)	Neither the execution, the delivery or performance of the Agreement conflicts with any applicable law, any organizational document, or any agreement, judgment, license, order or permit applicable to or binding upon the entity or any of its properties, except for any consents required to be obtained by the Armstrong Entities in respect of any leasehold interests in and to the Subject Assets.

(e)	No consent, approval, order, or authorization of, or declaration, filing, or registration with, any governmental entity is required to be obtained or made by the entity in connection with the execution, delivery, or performance by the entity of the Agreement and, the consummation by it of the transactions contemplated hereby.

8. Representations of the ARP Entities. The ARP Entities hereby represent and warrant as of the date hereof and the Closing Date, as follows:

(a)	Each of the ARP Entities is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)	Each of the ARP Entities has all power and authority to enter into the Agreement and any ancillary documents contemplated herein, and the Agreement and the transactions contemplated herein have been approved by all requisite action by its members or managers as required.

(c)	The Agreement constitutes a legal, valid and binding obligation of each of the ARP Entities, enforceable against each entity in accordance with its terms.

(d)	Neither the execution, the delivery or performance of the Agreement conflicts with any applicable law, any organizational document, or any agreement, judgment, license, order or permit applicable to or binding upon Each of the ARP Entities.

(e)	No consent, approval, order, or authorization of, or declaration, filing, or registration with, any governmental entity is required to be obtained or made by each of the ARP Entities in connection with the execution, delivery, or performance by each of the ARP Entities of the Agreement and, the consummation by it of the transactions contemplated hereby.

9. Arbitration. Any disagreement between the Parties arising hereunder shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association then in effect. A panel of three arbitrators, knowledgeable with the coal industry in the West Kentucky area, shall be named, one to be selected by the Armstrong Entities, one to be selected by the ARP Entities, and one to be selected by the other two arbitrators. If the two arbitrators appointed by the Armstrong Entities and the ARP Entities cannot agree on the selection of the third neutral arbitrator selection of such arbitrator shall be made by the American Arbitration Association. The non-prevailing party shall be responsible for the reasonable expenses, fees and costs (including, without limitation, reasonable attorney’s fees) incurred by the Parties in such arbitration. With regard to any monetary sum or quantum measurement such as fair market values, coal tonnages or reserves, the figures determined by each of the arbitrators shall be averaged and the determination which differs most from said average shall be excluded; the remaining two determinations shall then be averaged and such average shall be final and conclusive.

10. Miscellaneous.

(a)	Further Assurances. Each party to the Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be necessary to carry out the provisions of the Agreement.

(b)	Amendment. The Agreement may not be amended in whole or in part except by the written agreement of the parties hereto.

(c)	Assignment. Except as otherwise specifically provided, the Agreement and any right hereunder, shall not be assigned by any party hereunder without the prior written consent of the other party, which shall not be unreasonably withheld.

(d)	Severability. If any clause or provision of the Agreement is illegal, invalid, or unenforceable under any present or future law, the remainder of the Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible which is legal, valid and enforceable.

(e)	Binding Effect. The Agreement will inure to the benefit of and bind the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

(f)	Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

(i)	if to the Armstrong Entities:

7733 Forsyth Blvd, Suite 1625

St. Louis, Missouri 63105

Attn: Martin D. Wilson

Facsimile: (314) 721-8211

(ii)	if to the ARP Entities:

7733 Forsyth Blvd, Suite 1625

St. Louis, Missouri 63105

Attn: J. Hord Armstrong, III

Facsimile: (314) 721-8211

(g)	Governing Law; Venue. THE AGREEMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KENTUCKY, EXCLUDING THAT BODY OF LAW PERTAINING TO CONFLICTS OF LAW.

(h)	Counterparts. The Agreement may be executed in multiple counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be effective as original signatures.

[Remainder of Page Left Intentionally Blank; Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned, by its duly authorized person, has executed this Agreement as of the date first above written.

ARMSTRONG COAL COMPANY, INC.

By:	/s/ Martin D. Wilson
Martin D. Wilson, President

WESTERN DIAMOND LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

WESTERN LAND COMPANY, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

WESTERN MINERAL DEVELOPMENT, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

CERALVO HOLDINGS, LLC

By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

EXHIBIT A

SUBJECT ASSETS

The Subject Assets shall mean all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under the following deeds and instruments, to Western Land Company, LLC and/or Western Diamond LLC, subject to all rights-of-way, easements, leases, deed and plat restrictions, partitions, severances, encumbrances, licenses, reservations, conveyances and exceptions which are of record as of the date of the exercise of the Option by Elk Creek, and to all rights of persons in possession, and to physical conditions, encroachments and possessory rights which would be evident from an inspection of the property at such time:

(i) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, of record in Deed Book 363, page 369, in the Office of the Ohio County Clerk;

(ii) The Partial Assignment of Coal Mining Lease from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC dated September 19, 2006, of record in Deed Book 363, page 428, in the Office of the Ohio County Clerk;

(iii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, of record in Deed Book 363, page 414, in the Office of the Ohio County Clerk;

(iv) The Corporation Special Warranty Deed from Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, of record in Deed Book 363, page 393, in the Office of the Ohio County Clerk;

(v) The Corporation Special Warranty Deed from Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, of record in Deed Book 363, page 403, in the Office of the Ohio County Clerk;

(vi) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, of record in Deed Book 528, page 284, in the Office of the Muhlenberg County Clerk, and the Deed of Confirmation between Central States Coal Reserves of Kentucky, LLC, Western Diamond LLC and Armstrong Coal Reserves, Inc., dated September 30, 2007, of record in Deed Book 531, page 205, in the Office of the Muhlenberg County Clerk;

(vii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond LLC, dated May 31, 2007, of record in Deed Book 368, page 17, in the Office of the Ohio County Clerk, and the Deed of Correction between Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC and Western Diamond LLC, of record in Deed Book 369, page 759, in the Office of the Ohio County Clerk;

(viii) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, of record in Deed Book 528, page 320, in the Office of the Muhlenberg County Clerk;

(ix) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, of record in Deed Book 528, page 330, in the Office of the Muhlenberg County Clerk.

(x) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, of record in Deed Book 524, page 505, in the Office of the Muhlenberg County Clerk;

(xi) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, of record in Deed Book 365, page 36, in the Office of the Ohio County Clerk;

(xii) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated November 20, 2006, of record in Deed Book 524, page 523, in the Office of the Muhlenberg County Clerk, as amended and restated in Deed Book 527, page 186, in the Office of the Muhlenberg County Clerk;

(xiii) The Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated November 20, 2006, of record in Deed Book 365, page 57, in the Office of the Muhlenberg County Clerk;

(xiv) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 367, page 1, in the Office of the Ohio County Clerk;

(xv) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 527, page 118, in the Office of the Muhlenberg County Clerk, as corrected by Deed of Correction dated September 30, 2007, of record in Deed Book 531, page 213, in the Office of the Muhlenberg County Clerk; and

(xvi) The Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 527, page 161, in the Office of the Muhlenberg County Clerk.